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                                                                   Exhibit 10.25

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (this "AGREEMENT") is made as of August 5, 1998 by GEOKINETICS INC., a Delaware corporation (the "EMPLOYER"), and MICHAEL A. SCHOTT, an individual resident of the State of Texas (the "EXECUTIVE").

                                  INTRODUCTION

     Employer, directly or through one or more subsidiaries, is engaged in the business of (i) conducting 2-D and 3-D seismic surveys of oil and gas prospects,
(ii) providing geophysical processing, software and consultation services to the oil and gas industry, and (iii) exploring for and producing oil and gas in the United States. The Employer desires to employ the Executive, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

     The parties, intending to be legally bound, agree as follows:

     Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

     1.1 "AFFILIATE" or "AFFILIATES" -- any Person that, directly or indirectly, controls, or is controlled by or under common control with, the Employer, including the Employer. For the purposes of this definition, "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power to direct or cause the direction of the management and policies of any Person, directly or indirectly, through ownership of voting securities, by contract, or otherwise.

     1.2 "AGREEMENT" -- this Employment Agreement, including all Exhibits attached hereto, as amended from time to time.

     1.3  "APPROVED SERVICES" -- as defined in Section 2.3.

     1.4  "BASIC COMPENSATION" -- Salary and Benefits.

     1.5  "BENEFITS" -- as defined in Section 3.1(c).

     1.6  "BOARD OF DIRECTORS" -- the board of directors of the Employer.

     1.7  "CONFIDENTIAL INFORMATION" -- any and all:

          (a) trade secrets concerning the business and affairs of any Affiliate, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past,

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               current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, seismic data bases, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the common law of the State of Texas; and

          (b) information concerning the business and affairs of any Affiliate (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets, acquisition prospects and plans, customer information, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

          (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for any Affiliate containing or based, in whole or in part, on any information included in the foregoing.

     1.8  "DISABILITY" -- as defined in Section 5.2.

     1.9 "EFFECTIVE DATE" -- the date stated in the first paragraph of the Agreement.

     1.10 "EMPLOYEE INVENTION" -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer or the Affiliates, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

     1.11 "EMPLOYMENT PERIOD" -- the term of the Executive's employment under this Agreement.

     1.12 "FISCAL YEAR" -- the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

     1.13 "FOR CAUSE" -- as defined in Section 5.3.

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     1.14 "INCENTIVE COMPENSATION" -- as defined in Section 3.2.

     1.15 "OPTION PLAN" -- the Geokinetics Inc. 1997 Stock Awards Plan.

     1.16 "NONINCENTIVE COMPENSATION" -- as defined in Section 3.3.

     1.17 "PERSON" -- any individual, general or limited partnership, joint venture, corporation (including any non-profit corporation), limited liability company, bank, estate, trust, association, entity, unincorporated organization, or government body.

     1.18 "POST-EMPLOYMENT PERIOD" -- as defined in Section 7.2.

     1.19 "PROPRIETARY ITEMS" -- as defined in Section 6.2(a)(iv).

     1.20 "SALARY" -- as defined in Section 3.1(a).

     Section 2. EMPLOYMENT TERMS AND DUTIES.

     2.1 EMPLOYMENT. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

     2.2 TERM. Subject to the provisions of Section 5, the term of the Executive's employment under this Agreement will be four (4) years, beginning on the Effective Date and ending on the fourth anniversary of the Effective Date. Thereafter, the term may continue for additional one (1) year periods upon the mutual written agreement of the Executive and the Employer.

     2.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors (which duties shall be of a senior management or executive level) and will initially serve as the Vice President of Financial Reporting and Compliance of the Employer. The Executive will devote a majority of his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. The Employer acknowledges that the Executive's duties are not exclusive and that the Executive will devote some time to providing accounting and consulting services to third party, subject to approval by the Chairman of the Board of Directors ("Approved Services"). Executive will indemnify and hold harmless Employer from any and all claims, liabilities, damages and expenses arising out of or in connection with the Approved Services. Executive shall execute such documents and take such actions as Employer may reasonably request to evidence such indemnification.

     Section 3. COMPENSATION.

     3.1  BASIC COMPENSATION.

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          (a)  SALARY. The Executive will be paid an annual salary of
               $105,000.00, subject to adjustment as provided below (the "SALARY"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than $105,000.00 per year.

          (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "BENEFITS").

     3.2 INCENTIVE COMPENSATION. As additional compensation (the "INCENTIVE COMPENSATION") for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be entitled to receive an annual bonus ("BONUS") based upon the amount of the Employer's earnings before interest, taxes, depreciation and amortization ("EBITDA") in accordance with the terms of a Bonus Plan to be attached by the Board of Directors. The Employer's earnings before EBITDA shall be computed by Employer, for purposes of calculation of the Bonus, for each twelve-month period beginning on July 1 and ending on June 30 during the term hereof, and shall be determined in accordance with generally accepted accounting principles, consistently applied.

     3.3 NONINCENTIVE COMPENSATION. As additional compensation (the "NONINCENTIVE COMPENSATION") for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be permitted to participate in the Option Plan. Upon the commencement of Executive's employment hereunder, the Executive shall be granted one, six-year option to purchase an aggregate of 200,000 shares of Common Stock on the terms and conditions set forth below:

          (a) The Executive will have one incentive stock option (the "Option") to purchase 200,000 shares of Common Stock and will become eligible to exercise 40,000 shares of the Option on and after each of August 5, 1998, 1999, 2000, 2001 and 2002, provided the Executive continues to be employed by the Employer hereunder on such dates, and the Executive exercises such Option prior to or on August 5, 2004; and

          (b) The Option shall be exercisable at a price per share of Common Stock of $2.625.

     3.4 VACATIONS AND HOLIDAYS. The Executive will be entitled to four weeks' paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman

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of the Board of Directors. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year, but Executive shall be paid at the end of each Fiscal Year for any vacation days which Executive was unable to use as a result of a request for approval of a vacation having been denied by the Chairman of the Board of Directors.

     3.5 AUTOMOBILE. During the Employment Period, the Executive shall be entitled to a monthly automobile allowance of $400.00. The Employer will reimburse the Executive for reasonable expenses incurred by the Executive for the operation, repair and maintenance of such automobile in the performance of the Executive's duties pursuant to this Agreement, in accordance with the Employer's employment policies, at a rate of $.35 per mile. The Executive shall file expense reports with respect to such expenses in accordance with the Employer's policies.

     Section 4. FACILITIES AND EXPENSES. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement and as are commensurate with Executive's duties under Section 2.3. The Employer will pay the Executive's dues in such professional societies and organizations as the Chairman of the Board of Directors of the Employer deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

     Section 5. TERMINATION.

     5.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation, Incentive Compensation, Nonincentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):

          (a)   upon the death of the Executive;

          (b) upon the Disability of the Executive (as defined in Section 5.2) immediately upon notice from either party to the other;

          (c) For Cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

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          (d)   upon Executive's voluntary termination of employment, which termination shall be effective thirty (30) days after Employer's receipt of Executive's written resignation.

     5.2 DISABILITY. For purposes of this Section 5, the Executive will be deemed to have a "DISABILITY" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The Disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a Disability. The determination of the medical doctor selected under this Section
5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act on behalf of the Executive, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

     5.3 FOR CAUSE. For purposes of Section 5.1, the phrase "FOR CAUSE" means any conduct or behavior by the Executive that, in the good faith judgment of the Employer's Board of Directors, is materially detrimental to or materially harmful to the business or reputation of the Employer including, without limitation: (a) the Executive's breach of a material provisions of this Agreement, which breach is not substantially cured within thirty (30) days after Executive's receipt of written notice thereof from Employer; (b) the Executive's repeated failure to adhere to any written Employer policy and Executive's failure to cure such noncompliance within thirty (30) days after receipt of written notice thereof from Employer; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony (other than involving the misuse of alcohol) or the equivalent thereof.

     5.4 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer under this Agreement. For purposes of this Section 5.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt

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to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

          (a) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement For Cause, the Executive will be entitled to receive his Salary and Benefits through the date such termination is effective and the vested portion of any Incentive Compensation and any Nonincentive Compensation.

          (b) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's Disability, as determined under Section 5.2, the Employer will pay the Executive his Salary and Benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until Disability insurance benefits commence under the Disability insurance coverage, if any, furnished by the Employer to the Executive. The Executive shall be entitled to the vested portions of his Incentive Compensation and Nonincentive Compensation and to a pro rata portion of his Incentive Compensation and Nonincentive Compensation for the year during which such Disability occurs, but shall not be entitled to any other Incentive Compensation or Nonincentive Compensation. Executive shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company providing such insurance coverage) after Disability occurs, provided Executive reimburses Employer for the costs of such coverage. Executive shall also be entitled to acquire from Employer any life insurance policy in effect on Executive's life at the date of Disability, provided Executive reimburses Employer the cash surrender value, if any, accumulated in such life insurance policy and assumes the obligation to make payments to maintain such insurance policy in effect.

          (c) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary and Benefits through the end of the calendar month in which his death occurs. The Executive shall be entitled to receive the vested portions of his Incentive Compensation and Nonincentive Compensation and to a pro rata portion of his Incentive Compensation and Nonincentive Compensation for the year during which the Executive's death occurs, but shall not be entitled to any other Incentive Compensation or Nonincentive Compensation for or any subsequent year. Executive's family shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company

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                providing such insurance coverage) after Executive's occurs, provided Executive's family reimburses Employer for the costs of such coverage.

          (d) TERMINATION UPON RESIGNATION. If this Agreement is terminated because of the voluntary resignation of the Executive hereunder, the Executive shall be entitled to receive his Salary and Benefits through the effective date of his termination and any vested portions of his Incentive Compensation or Nonincentive Compensation. The Executive shall not be entitled to any other Incentive Compensation or to any other Nonincentive Compensation.

          (e) TERMINATION BY THE EMPLOYER NOT FOR CAUSE. If the Employer terminates this Agreement not For Cause, the Executive, at the option of the Employer, will be entitled to either: (i) receive all of the compensation and Benefits provided by Section 3.1, and the Incentive Compensation provided by Section 3.2 and the Nonincentive Compensation provided by Section 3.3 for the remainder of the Employment Term, and the Executive shall be subject to the provisions of Section 7.2 hereof; or (ii) the Executive shall be entitled to receive all of the compensation and Benefits provided by Section 3.1 and the vested portions of any Incentive Compensation provided by Section 3.2 and Nonincentive Compensation provided by Section 3.3 through the end of the calendar month in which such termination occurs, and the Executive shall not be subject to the provisions of Section 7.2.

          (f) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

          (g) EXPIRATION OF EMPLOYMENT. Employer agrees to notify the Executive not less than sixty (60) days prior to the expiration of the initial term of this Agreement or any subsequent continuation thereof as to whether Employer desires to extend the Employment Period of this Agreement.

     5.5 TERMINATION UPON BREACH BY EMPLOYER. This Agreement may be terminated by Executive, by written notice to Employer, in the event of the Employer's breach of a material provision of this Agreement, which breach is not substantially cured within thirty (30) days after Employer's receipt of written notice thereof from Executive. If this Agreement is terminated by Executive as a result of Employer's breach, Executive shall not be subject to the provisions of
Section 7.2 hereof.

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     Section 6. NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS.

     6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

     6.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

          (a)  CONFIDENTIALITY.

               (i) During and for a period of three (3) years following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

               (ii) Any trade secrets of any Affiliate will be entitled to all of the protections and benefits under the common law of the State of Texas and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

               (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates either (x) was known by Executive prior to the date of his employment by the Employer, (y) was or became generally available to the public other than as a result of a disclosure by the Executive, or (z) was made known to Executive on a nonconfidential basis from a source other than Employer or its representatives or agents, provided that such source is not bound by a confidentiality agreement with, or other obligation of secrecy to, Employer or another party.

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               (iv)  The Executive will not remove from the premises of the
                     Employer or any Affiliate (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer or such Affiliate) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "PROPRIETARY ITEMS"). The Executive recognizes that, as between the Employer or any Affiliate and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer or the Affiliates. Upon termination of this Agreement by either party, or upon the request of the Employer or any Affiliate during the Employment Period, the Executive will return to the Employer or the Affiliates all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

          (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                     (i) disclose to the Employer in writing any Employee Invention;

                     (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                     (iii) execute and deliver to the Employer such
                           applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                     (iv) sign all other papers necessary to carry out the above obligations; and

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                     (v)   give testimony and render any other assistance in
                           support of the Employer's rights to any Employee Invention.

     6.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

     Section 7. NON-COMPETITION AND NON-INTERFERENCE.

     7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges and agrees that the limitations set forth in this Section 7 are a necessary part of and ancillary to the Executive's agreement not to disclose Confidential Information, reasonable and do not impose a greater restraint on the activities of the Executive than is necessary to protect the business interest of the Employer. In the event that any such territorial, scope, or time limitation are deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of the territorial, scope or time limitation to the area, scope or time which such court shall have deemed reasonable.

     7.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer in the event this Agreement is terminated pursuant to Section 5.4(a), 5.4(d) or 5.4(e)(i), the Executive covenants that he will not, directly or indirectly:

          (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer or any Affiliate of Employer anywhere within the geographic areas in which the Employer or any such Affiliate now or hereafter conducts its business; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
               Section 12(g) of the Securities Exchange Act of 1934;

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          (b)  whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or any Affiliate of Employer, from any person known by the Executive to be a customer of the Employer or any such Affiliate, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

          (c) whether for the Executive's own account or the account of any other person at any time during the Employment Period and the Post-Employment Period, (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer or any Affiliate of Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer and any such Affiliate to terminate his employment with the Employer; or (ii) interfere with the Employer's or any Affiliate's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer or any such Affiliate; or

          (d) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

     For purposes of this Section 7.2, the term "POST-EMPLOYMENT PERIOD" means the two-year period beginning on the date of termination of the Executive's employment with the Employer.

     If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

     The period of time applicable to any covenant in this Section 7.2 will be extended by the duration of any violation by the Executive of such covenant.

     The Executive will, while the covenant under this Section 7.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's new employer. The Employer may notify such new employer that the Executive is bound by this Agreement.

     Section 8. GENERAL PROVISIONS.

     8.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Any such remedy shall be in addition to any damages which the Employer may be legally entitled to recover as a result of any breach by the Executive of any provision of this Agreement. The Employer may pursue any of the remedies described in this Section concurrently or consecutively and in any order as to such breach or violation, and the pursuit of any one of such remedies at any time will not be deemed an election of remedies or a waiver of the right to pursue any other available remedy.

     8.2 ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement supported by the payment of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

     If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 6 and 7.

     8.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound. The Executive further represents and warrants to the Employer that no agreements or understandings, whether written or oral, are currently in force and effect between the Executive and the Employer, or any other Person concerning the subject matter of this Agreement.

     8.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

     8.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     8.6 NOTICES. All notices pertaining to this Agreement must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a notice given in the manner set forth in this Section, and must be sent by telegram, telex, facsimile, electronic mail, courier, or prepaid, certified U.S. Mail. Notices will be deemed given when received, if sent by telegram, telex, electronic mail or facsimile and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by telex, telecopy, electronic mail, or facsimile), and when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. Mail. Notices sent by telegram, telex, electronic mail, or facsimile and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on that same day. Notices sent by telegram, telex, electronic mail, or facsimile and received at a time other than between the hours of 12:01 a.m. and 5:00 p.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for notice are as follows:

     If to Employer:      Geokinetics Inc.
                                5555 San Felipe, Suite 780
                                Houston, Texas  77056
                                Attention: President
                                Facsimile No.: (713) 850-7330

     With a copy to:            Chamberlain, Hrdlicka, White, Williams & Martin
                                1200 Smith Street, Suite 1400
                                Houston, Texas 77002
                                Attention:  Mr. James J. Spring, III
                                Facsimile No.: (713) 658-2553

                                       and

     If to the Executive:       Michael A. Schott

                                ----------------------

                                ----------------------


     With a copy to:
                                ----------------------

                                ----------------------

                                ----------------------

                                ----------------------

     8.7 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

     8.8 INTERPRETATION. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

     8.9 HEADINGS. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     8.10 ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement concerning the subject matter of this Agreement, and this Agreement supersedes and replaces all prior agreements and understandings, whether written or oral, between such parties concerning the subject matter of this Agreement. No alleged representation, warranty, promise, inducement, or statement of intention not expressly set forth in this Agreement is binding on any party to this Agreement.

     8.11 ACKNOWLEDGMENT AND RELEASE BY THE EXECUTIVE. By his execution of this Agreement, the Executive acknowledges that this Agreement supersedes and replaces all other agreements and understandings, whether written or oral, between the Executive and any other Person concerning the subject matter of this Agreement. In consideration for the rights and obligations arising under this Agreement, the Executive hereby voluntarily, knowingly, fully, finally, completely, and forever releases, relinquishes, and forever discharges the Employer and its Affiliates, their officers, directors, employees, and agents, from any and all claims, actions, demands, and causes of action of whatever kind or character, whether known or unknown, joint or several, which the Executive might have or might claim to have against the Employer for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, liabilities, or other detriments, if any, whatsoever and whenever incurred, suffered, or claimed by the Executive arising from any prior agreement or understanding, whether written or oral, between the Executive and the Employer, or any other Person concerning the subject matter of this Agreement.

     8.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     8.13 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      EMPLOYER:

                                      GEOKINETICS INC.

                                      ------------------------------------------
                                      JAY D. HABER, CHIEF EXECUTIVE OFFICER

                                      EXECUTIVE:

                                      ------------------------------------------
                                      MICHAEL A. SCHOTT

                                   BONUS PLAN

     Employer will establish the following targets for the five twelve-month periods immediately following the Effective Date:

                          TWELVE-MONTH PERIOD                EBITDA* TARGET

                            7/1/98 - 6/30/99

                            7/1/99 - 6/30/00

                            7/1/00 - 6/30/01

                            7/1/01 - 6/30/02

                            7/1/02 - 6/30/03

----------

* Earnings before interest, taxes, depreciation and amortization, and before bonuses payable to the Executive pursuant to this plan or to other senior executives of Employer pursuant to any employment agreement or bonus plans. These targets are based upon the business and capitalization of Employer at the Effective Date, as currently contemplated, and are subject to change to reflect any changes in such business or capitalization, whether before or after the Effective Date, as determined by the Board of Directors.

     If for any of such twelve-month periods Employer's EBITDA equals or exceeds the target for such period, and the Executive is employed by Employer at the end of such period, the Executive shall be entitled to a bonus in an amount equal to $[____________] plus a percentage of his base annual salary ($[________________]) equal to [_____] times the percentage by which Employer's EBITDA for such period exceeds the target for such period. For example, if the EBITDA for the first twelve-month period is $______________ (i.e., 10% above target), the Executive would be entitled to a bonus of $__________________ ($[_____________] plus [____]% of $[_______________]).

     If for any of such twelve-month periods Employer's EBITDA is less than the target for such period, and the Executive is employed by Employer at the end of such period, the Executive shall be entitled to a bonus in an amount equal to $____________ less a percentage of his base annual salary ($_____________) equal to [____] times the percentage by which Employer's EBITDA for such period is less than the target for such period. For example, if the EBITDA for the first twelve-month period is

$[____________] (i.e., 10% below target), the Executive would be entitled to a bonus of $[___________] ($[_____________] less [____]% of $____________). In no event, however, shall the amount of the bonus be reduced below zero.

     Notwithstanding the foregoing, the amount of any bonus as determined above may be reduced or increased by up to 20% at the sole discretion of the Board of Directors of Employer.